Exhibit 99.1

Western Alliance Reports Results for the First Quarter 2010

LAS VEGAS--(BUSINESS WIRE)--April 22, 2010--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the first quarter 2010.

Highlights:

  Net income of $384,000, including reserve build of $4.1 million and net gain from securities activities of $8.4 million
  Diluted net loss per common share of $0.03 compared to net loss of $0.41 for the fourth quarter of 2009 and $2.33 net loss for the first quarter 2009
  Record growth in deposits of $468 million for the quarter to $5.19 billion and year-over-year growth of $1.13 billion
  Modest decline in loans to $4.06 billion compared to fourth quarter 2009 and first quarter last year
  Record net interest income of $54.7 million compared to $51.8 million for fourth quarter 2009
  Substantially improved interest margin of 4.17% during the quarter compared to 3.84% for fourth quarter 2009
  Non-accrual loans of $149 million and repossessed assets of $106 million at March 31, 2010, compared to $154 million and $83 million at December 31, 2009, respectively
  Net loan charge-offs declined to $24.6 million from $36.4 million for fourth quarter 2009
  Provision for credit losses declined significantly to $28.7 million from $40.8 million for fourth quarter 2009
  Tangible common equity of $405 million, or 6.7 percent of tangible assets
  Total regulatory capital of $666 million and a Total Risk-Based Capital ratio of 14.5 percent

Financial Performance

Western Alliance Bancorporation reported a net income of $0.4 million in the first quarter 2010, including a reserve build of $4.1 million, loss on discontinued operations held for sale net of tax of $0.9 million, net gains from securities activities of $8.4 million, and gain on sale/valuation of repossessed assets of $1.0 million.

Net of preferred dividends and accretion of discount on preferred stock the Company reported net loss per common share of $0.03 in the first quarter 2010, including a reserve build of $0.04, loss from discontinued affinity credit card operations held for sale net of tax of $0.01, net gain from securities activities of $0.08, and gain from sale/valuation of repossessed assets of $0.01.

Total loans decreased $21 million to $4.06 billion at March 31, 2010 from $4.08 billion on December 31, 2009. This net decrease was primarily driven by a decline in construction and land development loans.

Total deposits increased $468 million to $5.19 billion at March 31, 2010 from $4.72 billion at December 31, 2009, with increases in all major deposit categories and led by $192 million increase in non-interest bearing deposits. Deposits increased $1.13 billion from March 31, 2009.

“I am delighted by our extraordinary growth in low-cost, stable deposits during the quarter and continued improvement in our key performance areas,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance. “During the quarter, we increased our margin by 33 basis points, expanded our market share with $468 million in deposit growth, improved credit quality, and made significant enhancements to our risk management structure. Although non-recurring revenue augmented our stronger fundamentals to achieve positive income during the quarter, we are well-positioned to continue to improve our performance and report core operating earnings during the year.”

Income Statement

Net interest income increased 7.9 percent to $54.7 million in the first quarter 2010 from $50.7 million in the first quarter 2009. The net interest margin in the first quarter 2010 was 4.17 percent compared to 3.84 percent in the fourth quarter 2009 and 4.39 percent in the first quarter of last year. The increase in the interest margin from the previous quarter was largely due to higher yields from loans and decreased deposit costs.

The provision for credit losses was $28.7 million for the first quarter 2010 compared to $40.8 million for the fourth quarter 2009 and $20.0 million for the first quarter 2009. Nonaccrual loans and repossessed assets were $254 million or 4.17 percent of total assets at March 31, 2010, compared with $237 million or 4.12 percent of total assets at December 31, 2009 and $115 million or 2.19 percent of total assets at March 31, 2009. Net loan charge-offs in the first quarter 2010 were $24.6 million or 2.43 percent of average loans (annualized), compared to net charge-offs of $36.4 million or 3.68 percent of average loans (annualized) for the fourth quarter 2009 and $17.6 million or 1.72 percent of average loans (annualized) for the first quarter 2009. Loans past due 90 days and still accruing totaled $8.4 million at March 31, 2010, up from $5.5 million at December 31, 2009 and down from $53.2 million at March 31, 2009. Loans past due 30-89 days totaled $38.6 million at quarter end, down from $50.4 million at December 31, 2009 and down from $53.1 million at March 31, 2009.

Operating non-interest income (excluding increases in fair values of financial instruments measured at fair value of $0.3 million, securities impairment charges of $0.1 million, and gains from securities sales of $8.2 million) was $6.2 million for the first quarter 2010. This performance was a decrease of 4.6 percent from $6.5 million for the same period in 2009 due to the sale of a majority interest in Miller/Russell and Associates in 2009 (excluding increases in fair values of financial instruments measured at fair value of $4.1 million and securities impairment charges of $38.4 million). For the fourth quarter 2009, non-interest income was $7.7 million (excluding decreases in fair values of financial instruments of $1.9 million, securities impairment charges of $1.7 million, and $0.2 million gains from securities sales).

Net revenue (sum of net interest income and operating non-interest income) was $61.0 million for the first quarter 2010. This performance was an increase of 6.6 percent from net revenue of $57.2 million for the first quarter 2009. For the fourth quarter 2009, net revenue was $59.5 million.

Operating non-interest expense (excluding net gains on sales/valuations of repossessed assets of $1.0 million) was $41.9 million for the first quarter 2010, up 1.9 percent from non-interest expense (excluding goodwill impairment charges of $45.0 million and net losses on sales of repossessed assets of $4.9 million) of $41.1 million for the same period in 2009. For the fourth quarter 2009, non-interest expense (excluding goodwill impairment charges of $4.1 million and net losses on sales/valuations of repossessed assets of $5.1 million) was $42.1 million. The Company had 948 full-time equivalent employees at March 31, 2010, compared to 930 at December 31, 2009 and 1,084 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earning power, which it defines as net revenue described above less its operating non-interest expense. For the first quarter 2010, the Company’s performance was $19.1 million, compared to $17.4 million in the fourth quarter 2009 and $16.1 million in the first quarter 2009.

Balance Sheet

Gross loans totaled $4.06 billion at March 31, 2010, a decrease of $20.5 million from December 31, 2009 and a decrease of $16.7 million from $4.08 billion at March 31, 2009. At March 31, 2010 the allowance for credit losses was 2.78 percent of total loans up from 2.66 percent at December 31, 2009 and up from 1.89 percent at March 31, 2009.

Customer funds totaled $5.36 billion at March 31, 2010, an increase of $414 million or 8.3 percent from $4.95 billion at December 31, 2009 and an increase of $1.03 billion or 23.6 percent from $4.33 billion at March 31, 2009.

Non-interest bearing deposits increased to $1.35 billion at March 31, 2010 up $192 million from December 31, 2009 and up $310 million from $1.04 billion at March 31, 2009. Non-interest bearing deposits comprised 25.9 percent of total deposits at March 31, 2010.

At March 31, 2010 the Company’s loans were 78.2 percent of deposits, compared to 100.4 percent one year earlier and 86.4 percent at December 31, 2009. Borrowings, including junior and subordinated debt totaled $122 million at March 31, 2010, down $352 million from $474 million one year earlier, and down $10 million from $132 million at December 31, 2009.

Stockholders’ equity increased $149 million from March 31, 2009 and increased slightly from December 31, 2009 to $576 million at March 31, 2010. Accumulated other comprehensive income totaled $4.7 million at March 31, 2010, compared to $5.4 million at December 30, 2009. At March 31, 2010 tangible common equity was 6.7 percent of tangible assets and total risk-based capital was 14.5 percent of risk-weighted assets.

Total assets increased 15.7 percent to $6.09 billion at March 31, 2010 from $5.27 billion at March 31, 2009.

Operating Unit Highlights

Our Nevada banking operations, which are comprised of Bank of Nevada and First Independent Bank of Nevada, reported that loans declined $68 million during the first quarter and declined $258 million during the last 12 months to $2.38 billion at March 31, 2010. Deposits increased $374 million to $2.74 billion since March 31, 2009. Net loss for our Nevada banks was $2.7 million during the first quarter 2010, compared with a net loss of $64.1 million during the first quarter 2009, which included a $45.0 million goodwill impairment charge.

Our California banking operations, which are comprised of Torrey Pines Bank and Alta Alliance Bank, reported that loans increased $60 million during the first quarter 2010 and increased $141 million during the last 12 months to $935 million. Deposits increased $134 million and $249 million to $1.22 billion during the same periods, respectively. Net income for our California banks was $0.5 million during the first quarter 2010 compared with a net loss of $5.5 million during the first quarter 2009.

Our Arizona banking operations, which consists of Alliance Bank of Arizona, reported loan growth of $37 million during the first quarter 2010 and an increase of $101 million during the last 12 months to $783 million. Deposits increased $253 million and $504 million to $1.24 billion during the same periods, respectively. Net income for our Arizona bank was $0.8 million during the first quarter 2010 compared with a net loss of $4.0 million during the first quarter 2009.

Our Asset Management business line, which includes Shine Investments Advisory Services and Premier Trust, had assets under management of $872 million at March 31, 2010, compared to $865 million at December 31, 2009, excluding Miller/Russell and Associates, which was divested. Net income for the Asset Management segment for the quarter ended March 31, 2010 was $0.1 million, compared with net income of $35,000 during the first quarter 2009, excluding Miller/Russell and Associates.

Attached to this press release is summarized financial information for the quarter ended March 31, 2010.

Subsequent Event

On April 21, 2010 the Company executed a definitive agreement to sell its entire equity interest in Premier Trust to an unrelated party. The transaction is expected to close in the second quarter 2010. Terms of the agreement were not disclosed. The Company’s bank affiliates will continue to provide banking services to Premier Trust and a number of its clients.

Conference Call

Western Alliance Bancorporation will host a conference call to discuss its first quarter 2010 financial results at 11.00 a.m. ET on Friday, April 23, 2010. Participants may access the call by dialing 1-866-524-3160. The call will be recorded and made available for replay after 2:00 p.m. ET April 23 until 9 a.m. ET May 10th by dialing 1-877-344-7529 using the pass code 439744.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, and Shine Investment Advisory Services. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the Three Months
	Ended March 31,
	2010	2009	Change %
	(in thousands, except per share data)
Selected Balance Sheet Data:
(dollars in millions)
Total assets	$6,096.2	$5,267.3	15.7%
Loans, net of deferred fees	4,059.1	4,075.7	(0.4)
Securities and money market investments	781.1	583.6	33.8
Federal funds sold and other	2.4	3.3	(27.3)
Customer funds	5,359.2	4,333.8	23.7
Borrowings	20.0	370.8	(94.6)
Junior subordinated and subordinated debt	102.3	102.8	(0.5)
Stockholders' equity	575.7	426.9	34.9

Selected Income Statement Data:
(dollars in thousands)
Interest income	$68,734	$70,168	(2.0)%
Interest expense	14,016	19,438	(27.9)
Net interest income	54,718	50,730	7.9
Provision for loan losses	28,747	19,984	43.9
Net interest income after provision for credit losses	25,971	30,746	(15.5)
Non-interest income	14,629	(27,828)	(152.6)
Non-interest expense	40,843	91,036	(55.1)
Loss from continuing operations before income taxes	(243)	(88,118)	(99.7)
Income tax benefit	(1,562)	(3,044)	(48.7)
Income (loss) from continuing operations	1,319	(85,074)	(101.6)
Loss on discontinued operations, net	(935)	(1,368)	(31.7)
Net income (loss)	$384	$(86,442)	(100.4)%
Intangible asset amortization, net of tax	$590	$614	(4.0)%
Diluted net loss from continuing operations	$(0.02)	$(2.30)
Diluted net loss from discontinued operations, net of tax	$(0.01)	$(0.04)
Diluted net loss per common share	$(0.03)	$(2.33)	(98.7)%

Common Share Data:
Diluted net income (loss) per common share	$(0.03)	$(2.33)	(98.7)%
Book value per common share	$6.12	$7.73	(20.8)%
Tangible book value per share (net of tax) (1)	$5.62	$6.52	(13.8)%
Average shares outstanding (in thousands):
Basic	71,965	38,096	88.9
Diluted	71,965	38,096	88.9
Common shares outstanding	73,031	38,956	87.5

(1) Tangible book value per share (net of tax) is a non-GAAP ratio that represents stockholders' equity less intangibles, adjusted for deferred taxes related to intangibles, divided by the shares outstanding at the end of the period. Tangible assets as of March 31, 2010 and March 31, 2009, adjusted for deferred taxes, were $6.06 billion and $5.22 billion, respectively. We believe this ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months
	Ended March 31,
	2010	2009	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	0.03%	(6.65)%	(100.5)%
Return on average stockholders' equity (1)	0.27	(70.21)	(100.4)
Net interest margin (1)	4.17	4.39	(5.0)
Net interest spread	3.84	3.98	(3.5)
Efficiency ratio - tax equivalent basis	68.42	75.00	(8.8)
Loan to deposit ratio	78.21	100.35	(22.1)

Capital Ratios:
Tangible equity (non-GAAP) (2)	8.8%	7.1%	23.9%
Tangible common equity (non-GAAP) (3)	6.7	4.7	42.6
Tier 1 Leverage ratio	9.5	8.4	13.1
Tier 1 Risk Based Capital	11.9	9.4	26.6
Total Risk Based Capital	14.5	12.0	20.8

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	2.43%	1.72%	41.3%
Nonaccrual loans to gross loans	3.66	2.42	51.2
Nonaccrual loans and repossessed assets to total assets	4.17	2.19	90.4
Loans past due 90 days and still accruing to total loans	0.21	1.30	(83.8)
Allowance for credit losses to loans	2.78	1.89	47.1
Allowance for credit losses to nonaccrual loans	75.78	78.24	(3.1)
===================================================

(1) Annualized for the three month periods ended March 31, 2010 and 2009.
(2) Tangible equity is a non-GAAP ratio of tangible equity to tangible assets. Tangible equity as of March 31, 2010 and March 31, 2009 was $534 million and $373 million, respectively. Tangible assets as of March 31, 2010 and March 31, 2009 were $6.05 billion and $5.21 billion, respectively. We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.
(3) Tangible common equity is a non-GAAP ratio of tangible equity to tangible assets, excluding our preferred stock. Tangible common equity as of March 31, 2010 and March 31, 2009 was $405 million and $247 million, respectively. Tangible assets as of March 31, 2010 and March 31, 2009, were $6.05 billion and $5.21 billion, respectively. We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended
	March 31,
	2010	2009
Interest income:	(dollars in thousands)
Loans	$62,167	$63,253
Investment securities	6,304	6,892
Federal funds sold and other	263	23
Total interest income	68,734	70,168
Interest expense:
Deposits	12,079	15,650
Customer repurchase agreements	284	1,250
Borrowings	449	1,275
Junior subordinated and subordinated debt	1,204	1,263
Total interest expense	14,016	19,438
Net interest income	54,718	50,730
Provision for credit losses	28,747	19,984
Net interest income after provision for credit losses	25,971	30,746
Non-interest income
Unrealized gains (losses) on assets and liabilities measured at fair value, net
	301	4,071
Securities impairment charges	(103)	(38,405)
Gains on sales of investment securities, net	8,218	7
Trust and investment advisory services	1,213	2,237
Service charges	2,197	1,682
Operating lease income	964	1,003
Bank owned life insurance	719	514
Other	1,120	1,063
	14,629	(27,828)
Non-interest expenses:
Salaries and employee benefits	21,440	23,619
Occupancy	4,787	5,220
Insurance	3,492	1,647
Repossessed asset and loan expenses	2,364	1,077
Net (gain) loss on sales and valuations of repossessed assets	(1,014)	4,936
Legal, professional and director's fees	1,868	1,364
Marketing	1,156	1,211
Customer service	1,065	1,017
Intangible amortization	907	945
Data Processing	791	1,137
Operating lease depreciation	689	919
Goodwill impairment	-	45,000
Other	3,298	2,944
	40,843	91,036
Loss from continuing operations before income taxes	(243)	(88,118)
Income tax benefit	(1,562)	(3,044)
Income (loss) from continuing operations	1,319	(85,074)
Loss from discontinued operations net of tax benefit	(935)	(1,368)
Net income (loss)	384	(86,442)
Preferred stock dividends	1,750	1,750
Accretion on preferred stock discount	716	682
Net loss available to common stockholders	$(2,082)	$(88,874)
Loss per share	$(0.03)	$(2.33)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited
	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2010	2009	2009	2009	2009
Interest income:	(in thousands, except per share data)
Loans	$62,167	$60,532	$61,380	$63,268	$63,253
Investment securities	6,304	6,621	5,891	6,822	6,892
Federal funds sold and other	263	660	475	206	23
Total interest income	68,734	67,813	67,746	70,296	70,168
Interest expense:
Deposits	12,079	13,785	16,067	16,413	15,650
Borrowings	733	992	1,452	1,883	2,525
Junior subordinated and subordinated debt	1,204	1,248	1,257	1,199	1,263
Total interest expense	14,016	16,025	18,776	19,495	19,438
Net interest income	54,718	51,788	48,970	50,801	50,730
Provision for credit losses	28,747	40,792	50,750	37,573	19,984
Net interest income after provision for credit losses	25,971	10,996	(1,780)	13,228	30,746
Non-interest income
Mark-to-market (losses) gains, net	301	(1,874)	1,987	(449)	4,071
Securities impairment charges	(103)	(1,748)	(1,044)	(1,674)	(38,405)
Gains on sales of investment securities, net	8,218	167	4,146	10,867	7
Trust and investment advisory services	1,213	2,320	2,369	2,361	2,237
Service charges	2,197	2,298	2,212	1,980	1,682
Operating lease income	964	1,091	1,079	894	1,003
Bank owned life insurance	719	669	574	435	514
Other	1,120	1,346	1,224	1,033	1,063
	14,629	4,269	12,547	15,447	(27,828)
Non-interest expenses:
Salaries and employee benefits	21,440	20,807	23,694	23,384	23,619
Occupancy	4,787	5,040	5,346	5,196	5,220
Insurance	3,492	2,991	2,326	5,061	1,647
Repossessed asset and loan expenses	2,364	1,779	1,430	2,078	1,077
Net (gain) loss on sales and valuations of repossessed assets	(1,014)	5,081	7,283	3,974	4,936
Legal, professional and director's fees	1,868	3,978	1,810	1,821	1,364
Marketing	1,156	1,185	543	1,368	1,211
Intangible amortization	907	945	945	945	945
Customer service	1,065	1,145	1,001	1,127	1,017
Data Processing	791	971	951	1,215	1,137
Operating lease depreciation	689	750	722	838	919
Goodwill impairment	-	4,095	576	-	45,000
Other	3,298	2,553	3,821	3,166	2,944
	40,843	51,320	50,448	50,173	91,036
Loss from continuing operations before income taxes	(243)	(36,055)	(39,681)	(21,498)	(88,118)
Income tax benefit	(1,562)	(10,258)	(16,724)	(8,427)	(3,044)
Income (loss) from continuing operations	$1,319	$(25,797)	$(22,957)	$(13,071)	$(85,074)
Loss from discontinued operations, net of tax	(935)	(1,115)	(958)	(1,066)	(1,368)
Net income (loss)	$384	$(26,912)	$(23,915)	$(14,137)	$(86,442)
Preferred stock dividends	1,750	1,750	1,750	1,750	1,750
Accretion on preferred stock	716	697	689	674	682
Net loss available to common stockholders	$(2,082)	$(29,359)	$(26,354)	$(16,561)	$(88,874)
Loss per share	$(0.03)	$(0.41)	$(0.37)	$(0.31)	$(2.33)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2010	2009	2009	2009	2009
Assets:	(in millions)
Cash and due from banks	$827.6	$393.3	$752.9	$548.6	$224.3
Federal funds sold and other	2.4	3.5	5.0	20.3	3.3
Cash and cash equivalents	830.0	396.8	757.9	568.9	227.6

Securities and money market investments	781.1	864.8	727.8	725.7	583.6
Loans:
Construction and land development	556.9	623.2	685.2	727.4	793.5
Commercial real estate - owner occupied	1,209.3	1,091.4	1,095.3	1,071.1	1,074.6
Commercial real estate - non-owner occupied	902.9	933.2	830.4	794.9	752.6
Residential real estate	560.2	568.3	600.4	595.0	586.5
Commercial	757.9	802.2	687.7	768.9	806.8
Consumer	77.6	80.3	77.3	80.5	71.2
Deferred fees, net	(5.7)	(19.0)	(8.3)	(8.9)	(9.5)
	4,059.1	4,079.6	3,968.0	4,028.9	4,075.7
Allowance for credit losses	(112.7)	(108.6)	(104.2)	(84.1)	(77.2)
Loans, net	3,946.4	3,971.0	3,863.8	3,944.8	3,998.5

Premises and equipment, net	121.2	125.9	128.6	136.7	138.1
Other repossessed assets	105.6	83.3	72.8	42.1	15.5
Bank owned life insurance	93.2	92.5	91.8	91.3	90.8
Goodwill and other intangibles	42.2	43.1	51.6	53.1	54.1
Other assets	176.5	175.9	137.0	138.9	159.1
Total assets	$6,096.2	$5,753.3	$5,831.3	$5,701.5	$5,267.3
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,348.7	$1,157.0	$1,154.8	$1,108.6	$1,039.2
Interest bearing
Demand	510.2	362.7	339.4	296.3	260.6
Savings and money market	1,798.5	1,752.5	1,802.5	1,704.2	1,579.0
Time certificates	1,532.7	1,449.9	1,455.5	1,283.1	1,182.7
Total deposits	5,190.1	4,722.1	4,752.2	4,392.2	4,061.5
Customer repurchase agreements	169.1	223.3	264.1	300.4	272.3
Total customer funds	5,359.2	4,945.4	5,016.3	4,692.6	4,333.8
Borrowings	20.0	29.4	79.4	254.4	370.8
Junior subordinated and subordinated debt	102.3	102.4	101.9	102.3	102.8
Accrued interest payable and other liabilities	39.0	100.4	30.8	30.6	33.0
Total liabilities	5,520.5	5,177.6	5,228.4	5,079.9	4,840.4
Stockholders' Equity
Common stock and additional paid-in capital	686.0	684.1	682.0	680.1	486.2
Preferred Stock	128.7	127.9	127.3	126.6	125.9
Retained earnings (deficit)	(243.7)	(241.7)	(212.4)	(186.0)	(169.5)
Accumulated other comprehensive income (loss)	4.7	5.4	6.0	0.9	(15.7)
Total stockholders' equity	575.7	575.7	602.9	621.6	426.9
Total liabilities and stockholders' equity	$6,096.2	$5,753.3	$5,831.3	$5,701.5	$5,267.3

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2010	2009	2009	2009	2009

	(in thousands)
Balance, beginning of period	$108,623	$104,181	$84,143	$77,184	$74,827
Provision for credit losses	28,747	40,792	50,750	37,573	19,984
Recoveries of loans previously charged-off:
Construction and land development	409	888	608	212	-
Commercial real estate	22	91	139	-	-
Residential real estate	231	340	11	143	51
Commercial and industrial	1,238	216	442	501	370
Consumer	67	42	6	96	29
Total recoveries	1,967	1,577	1,206	952	450
Loans charged-off:
Construction and land development	8,638	9,859	13,717	10,381	1,850
Commercial real estate	5,884	6,204	3,125	6,310	1,117
Residential real estate	5,855	5,909	5,619	6,427	6,127
Commercial and industrial	4,757	14,924	8,329	7,355	7,965
Consumer	1,479	1,031	1,128	1,093	1,018
Total loans charged-off	26,613	37,927	31,918	31,566	18,077
Net loans charged-off	24,646	36,350	30,712	30,614	17,627
Balance, end of period	$112,724	$108,623	$104,181	$84,143	$77,184

Net charge-offs (annualized) to average loans outstanding	2.43%	3.68%	3.05%	3.00%	1.72%
Allowance for credit losses to gross loans	2.78	2.66	2.62	2.09	1.89
Nonaccrual loans	$148,760	$153,702	$166,286	$116,377	$98,653
Repossessed assets	105,637	83,347	72,795	42,137	16,455
Loans past due 90 days, still accruing	8,437	5,538	2,538	36,060	53,239
Loans past due 30 to 89 days, still accruing	38,611	50,376	43,980	75,480	53,123

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended March 31,
	2010			2009
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest earning assets	($ in millions)	($ in thousands)			($ in millions)	($ in thousands)
Investment securities (1)	$823.5	$6,304	3.22%	$579.2	$6,892	5.11%
Federal funds sold and other	32.6	53	0.66%	12.2	23	0.76%
Loans (1)	4,053.5	62,167	6.22%	4,088.2	63,253	6.27%
Short term investments	389.8	183	0.19%	-	-	0.00%
Investment in restricted stock	41.4	27	0.26%	41.0	-	0.00%
Total interest earning assets	5,340.8	68,734	5.24%	4,720.6	70,168	6.06%
Non-interest earning assets
Cash and due from banks	98.2			153.5
Allowance for credit losses	(117.7)			(77.4)
Bank owned life insurance	92.8			90.8
Other assets	400.5			383.8
Total assets	$5,814.6			$5,271.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$450.0	$783	0.71%	$248.3	$701	1.14%
Savings and money market	1,784.2	4,676	1.06%	1,459.0	7,113	1.98%
Time certificates of deposit	1,482.6	6,620	1.81%	1,108.3	7,836	2.87%
	3,716.8	12,079	1.32%	2,815.6	15,650	2.25%
Borrowings	229.5	733	1.30%	870.7	2,525	1.18%
Junior subordinated and subordinated debt	102.4	1,204	4.77%	103.0	1,263	4.97%
Total interest-bearing liabilities	4,048.7	14,016	1.40%	3,789.3	19,438	2.08%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,150.2			954.8
Other liabilities	28.8			27.9
Stockholders’ equity	586.9			499.3
Total liabilities and stockholders' equity	$5,814.6			$5,271.3
Net interest income and margin		$54,718	4.17%		$50,730	4.39%
Net interest spread			3.84%			3.99%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $244 and $400 for the first quarter ended 2010 and 2009, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited
						Inter- segment	Consoli-
				Asset		Elimi-	dated
	Nevada	California	Arizona	Management	Other	nations	Company
	(in millions)
At March 31, 2010
Assets	$3,317.4	$1,393.5	$1,369.7	$6.2	$615.3	$(605.9)	$6,096.2
Gross loans and deferred fees, net	2,384.6	934.7	782.8	-	-	(43.0)	4,059.1
Less: Allowance for credit losses	(78.8)	(16.7)	(17.2)	-	-	-	(112.7)
Net loans	2,305.8	918.0	765.6	-	-	(43.0)	3,946.4
Goodwill	23.2	-	-	2.7	-	-	25.9
Deposits	2,740.8	1,215.7	1,237.0	-	-	(3.4)	5,190.1
Stockholders' equity	346.7	127.7	79.7	5.3	575.6	(559.3)	575.7

No. of branches	19	9	10	-	-	-	38
No. of FTE	541	206	138	24	39	-	948

Three Months Ended March 31, 2010:
	(in thousands)
Net interest income	$30,979	$14,314	$9,564	$2	$(141)	$-	$54,718
Provision for credit losses	23,989	2,725	2,033	-	0	-	28,747
Net interest income (loss) after provision for credit losses
	6,990	11,589	7,531	2	(141)	-	25,971
Non-interest income	8,225	896	1,605	1,219	2,227	457	14,629
Non-interest expense	(19,336)	(11,368)	(7,595)	(945)	(3,303)	1,704	(40,843)
Income (loss) from continuing operations before income taxes
	(4,121)	1,117	1,541	276	(1,217)	2,161	(243)
Income tax expense (benefit)	(1,426)	628	704	132	(1,600)	-	(1,562)
Income (loss) from continuing operations
	(2,695)	489	837	144	383	2,161	1,319
Loss from discontinued operations, net	-	-	-	-	(935)	-	(935)
Net income (loss)	$(2,695)	$489	$837	$144	$383	$2,161	$384

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited
						Inter- segment	Consoli-
				Asset		Elimi-	dated
	Nevada	California	Arizona	Management	Other	nations	Company
	(in millions)
At March 31, 2009
Assets	$3,529.8	$1,069.1	$886.3	$19.6	$37.4	$(274.9)	$5,267.3
Gross loans and deferred fees	2,643.0	793.6	682.1	-	-	(43.0)	4,075.7
Less: Allowance for credit losses	(49.7)	(13.3)	(14.1)	-	-	-	(77.1)
Net loans	2,593.3	780.3	668.0	-	-	(43.0)	3,998.6
Goodwill	23.2	-	-	10.7	-	-	33.9
Deposits	2,367.0	967.0	733.0	-	-	(5.6)	4,061.4
Stockholders' equity	279.0	75.3	64.5	17.1	(9.0)	-	426.9

No. of branches	21	9	11	-	-	-	41
No. of FTE	616	227	150	48	43	-	1,084

Three Months Ended March 31, 2009
	(in thousands)
Net interest income	$32,647	$11,176	$7,728	$15	$(836)	$-	$50,730
Provision for credit losses	10,760	3,741	5,483	-	-	-	19,984
Net interest income after provision for credit losses
	21,887	7,435	2,245	15	(836)	-	30,746
Non-interest income	(15,776)	(2,383)	807	2,244	(5,306)	(7,414)	(27,828)
Goodwill impairment charge	(45,000)	-	-	-	-	-	(45,000)
Non-interest expense	(23,802)	(8,965)	(8,931)	(2,218)	(3,078)	958	(46,036)
Loss from continuing operations before income taxes
	(62,691)	(3,913)	(5,879)	41	(9,220)	(6,456)	(88,118)
Income tax expense (benefit)	1,446	1,539	(1,907)	85	(1,947)	(2,260)	(3,044)
Income(loss) from continuing operations
	(64,137)	(5,452)	(3,972)	(44)	(7,273)	(4,196)	(85,074)
Loss from discontinued operations, net	-	-	-	-	(1,368)	-	(1,368)
Net income (loss)	$(64,137)	$(5,452)	$(3,972)	$(44)	$(7,273)	$(4,196)	$(86,442)

CONTACT:
Western Alliance Bancorporation
MEDIA CONTACT:
Robert Sarver, Chairman/CEO
602-952-5445
INVESTOR CONTACT:
Dale Gibbons, CFO
702-252-6236